UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2016

 Commission file number: 333-178786-01

__________________________

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0872648 (I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312

New York, NY 10017
Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

Greenbacker Renewable Energy Company LLC (the “Company”) announced today that its Board of Directors approved the December 31, 2015 net asset value per share for the Company’s Class A, C and I shares of common stock, which reflected an increase of $0.02 per share, per class, respectively, from the prior quarter end’s valuation. Because this increase was above the Company’s current net proceeds per share for its initial public offering, the Company has revised the per share offering price for each class of shares effective February 5, 2016, to the following - $10.048 per Class A share, $9.621 per Class C share and $9.230 per Class I share.

Due to the increase in the share offering prices, the Company’s Board of Directors authorized an increase in the cash distributions payable on March 1, 2016 and April 1, 2016 to shareholders of record of Class A, C and I shares as of February 29, 2016 and March 31, 2016, respectively, to $0.00165512 per share, per day to maintain the current annual distribution rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2016	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director